POWER OF ATTORNEY
Touchstone Funds Group Trust
Touchstone Institutional Funds Trust
Touchstone Strategic Trust
Touchstone Variable Series Trust

Each of the undersigned Trustees of each of the following Trusts: Touchstone Funds Group Trust, Touchstone Institutional Funds Trust, Touchstone Strategic Trust, and Touchstone Variable Series Trust (each a “Trust” and collectively, the “Trusts”) hereby revokes all prior appointments of attorney-in-fact with regards to any amendment to the Registration Statement of any Trust on Form N-1A, and hereby authorizes and appoints each of Jill T. McGruder, Terrie A. Wiedenheft, Meredyth A. Whitford, and Timothy S. Stearns or any of them, his or her true and lawful attorney-in-fact and agent, with full power to each such attorney-in-fact and agent to sign for him or her and in his or her name, place and stead, in his or her capacity as a Trustee of each Trust, any and all amendments to the Registration Statement of any Trust on Form N-1A under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and any and all other documents and papers in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as he or she might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue of this power of attorney.
The undersigned Trustees hereby execute this Power of Attorney as of this 17th day of June, 2019.

/s/ Karen Carnahan Karen Carnahan	/s/Phillip R. Cox Phillip R. Cox
/s/ William C. Gale William C. Gale	/s/ Susan J. Hickenlooper Susan J. Hickenlooper
/s/ Jill T. McGruder Jill T. McGruder	/s/ Kevin A. Robie Kevin A. Robie
/s/ Edward J. VonderBrink Edward J. VonderBrink